                               FINANCING AGREEMENT



                       THE CIT GROUP/BUSINESS CREDIT, INC.



                              (AS AGENT AND LENDER)



                                       AND



                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                  (AS LENDERS)



                                       AND

                             TWIN LABORATORIES INC.,

                         ADVANCED RESEARCH PRESS, INC.,

                          CHANGES INTERNATIONAL, INC.,

                               PR NUTRITION, INC.,

                       HEALTH FACTORS INTERNATIONAL, INC.,

                                       AND

                           BRONSON LABORATORIES, INC.



                                 (AS BORROWERS)

                              DATED: MARCH 29, 2001

                              TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS...............................................       1

SECTION 2.  CONDITIONS PRECEDENT......................................      16

SECTION 3.  REVOLVING LOANS...........................................      21

SECTION 4.  TERM LOAN.................................................      26

SECTION 5.  COLLATERAL................................................      27

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS.................      30

SECTION 7.  INTEREST, FEES AND EXPENSES...............................      39

SECTION 8.  POWERS....................................................      41

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES............................      42

SECTION 10. TERMINATION...............................................      46

SECTION 11. MISCELLANEOUS.............................................      46

SECTION 12. AGREEMENT BETWEEN THE LENDERS.............................      48

SECTION 13. AGENCY....................................................      50

SECTION 14. LETTERS OF CREDIT.........................................      54


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
EXHIBITS

      Exhibit A - Form of Lockbox Agreement

      Exhibit B - Form of Term Loan Promissory Note (New York)

      Exhibit C - Form of Assignment and Transfer Agreement



SCHEDULES

Schedule 1 -- Collateral Information

Schedule 2 - Permitted Indebtedness

Schedule 3 - Permitted Investments



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
                               FINANCING AGREEMENT



      THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 300 South Grand Avenue, Third Floor, Los Angeles, California 90071, (hereinafter "CIT"), and CIT as agent for the Lenders (the "Agent"), and any other party which now or hereafter becomes a lender hereunder pursuant to
Section 12.9 hereof (individually a "Lender" and collectively the "Lenders") are pleased to confirm the terms and conditions under which the Agent shall make revolving loans, a term loan and other financial accommodations to TWIN LABORATORIES INC., a Utah corporation with a principal place of business at 150 Motor Parkway, Hauppauge, New York 11788 (herein "TLI"), ADVANCED RESEARCH PRESS, INC., a New York corporation with a principal place of business at 150 Motor Parkway, Hauppauge, New York 11788 (herein "ARP"), CHANGES INTERNATIONAL, INC., a Florida corporation with a principal place of business at 150 Motor Parkway, Hauppauge, New York 11788 (herein "CII"), PR NUTRITION, INC., a California corporation with a principal place of business at 5825 Oberlin Drive, Suite 200, San Diego, California 92121 (herein "PR Nutrition"), HEALTH FACTORS INTERNATIONAL, INC., a Delaware corporation with a principal place of business at 429 South Siesta Lane, Tempe, Arizona 85281 (herein "HFI") and BRONSON LABORATORIES, INC., a Delaware corporation with a principal place of business at 150 Motor Parkway, Hauppauge, New York 11788 (herein "Bronson", and individually a "Company" and collectively with TLI, ARP, CII, PR Nutrition and HFI, the "Companies").

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of each of the Companies' now existing and future: (A) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of each of the Companies' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Companies' trade names or styles, or through any of the Companies' divisions;
(B) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (C) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (D) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (E) reserves and credit balances arising in connection with or pursuant hereto; (F) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (G) insurance policies or rights relating to any of the foregoing; (H) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (I) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and
(J) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

AFFILIATE shall mean, as to any person or entity, any other person or entity (other than a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or entity. For purposes of this definition, "control" of a person or entity means the power,


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
directly or indirectly, to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement in the form of Exhibit C hereto

AVAILABILITY shall mean, as to the Collective Borrowers at any time of calculation, the amount by which: (a) the CB Borrowing Base exceeds (b) the outstanding aggregate amount of all of the Collective Borrowers' Obligations, including without limitation, all Obligations with respect to Revolving Loans, including the Term Loan, and shall mean, as to TLI at any time of calculation, the amount by which: (a) the TLI Borrowing Base exceeds (b) the outstanding aggregate amount of all of TLI's Obligations, including without limitation, all Obligations with respect to Revolving Loans and the Term Loan, but excluding the Letters of Credit; provided that in the calculation of Availability, the Obligations of a Borrower shall not be accounted for more than once (i.e., joint and several liability, including that relating to the Term Loan, shall not reduce the amount of Availability).

AVAILABILITY RESERVE shall mean, as to any Company at any time of calculation, the sum of: (a) (i) three months then applicable rental payments or similar charges for any of such Company's leased premises at which is located Collateral of a material amount (in Agent's determination) and for which such Company has not delivered to the Agent a landlord's waiver in form and substance reasonably satisfactory to the Agent, plus (ii) three months estimated payments plus any other fees or charges owing by such Company to any applicable warehousemen or third party processor that has not executed a notice of security interest agreement in form and substance reasonably satisfactory to Agent (as determined by the Agent in its reasonable business judgement but not in excess of the value of the Eligible Inventory or Equipment Collateral located thereat), provided that any of the foregoing amounts shall be increased or decreased from time to time hereafter to take into account any (x) delivery to the Agent of any such acceptable waiver, (y) opening or closing of a Collateral location and/or (z) change in the amount of the then applicable rental, storage or processor payments or similar charges; (b) the value of finished packaged goods Inventory in excess of 12-months of the applicable Company's sales of packaged goods Inventory; (c) any reserve which the Agent may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 14.1 of Section 14 hereof; (d) $5,000,000 from and after the date of delivery to Agent of the Companies consolidated, audited financial statements for the 2001 Fiscal Year and continuing thereafter throughout the term hereof unless otherwise agreed by Agent, in its discretion; and (e) and such other reserves as Agent deems necessary in its commercially reasonable judgment as a result of x) negative forecasts and/or trends in the Companies' (taken as a whole) business, industry, prospects, profits, operations or financial condition or y) other issues, circumstances or facts that could otherwise negatively impact the Companies (taken as whole), their business, prospects, profits, operations, industry, financial condition or assets.

BLECHMANS means Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, and Steve Blechman.


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
BLECHMANS AGREEMENT REGARDING LETTERS OF CREDIT means that certain letter agreement, dated of even date herewith, between the Agent and the Blechmans respecting certain terms and drawing conditions of the Blechmans Letters of Credit.

BLECHMANS CONTROL AGREEMENT means the Control Agreement, dated on or about the date hereof, among Dean and Ross Blechman, Agent, and Salomon Smith Barney Inc.

BLECHMANS GUARANTY means that certain Guaranty, dated of even date herewith, executed by Dean and Ross Blechman as guarantors.

BLECHMANS INTERCREDITOR AGREEMENT means that certain Intercreditor Agreement, dated of even date herewith, among Dean and Ross Blechman and Agent.

BLECHMANS LETTERS OF CREDIT means one or more irrevocable standby letters of credit in the aggregate original face amount of $15,000,000, issued for the account of the Blechmans and issued to the Agent, as beneficiary, for the benefit of the Lenders.

BLECHMANS SECURITY AGREEMENT means the Security Agreement - Securities Pledge, dated of even date herewith, between the Dean and Ross Blechman, as debtor, and Agent, as secured party.

BLOCKED ACCOUNT shall mean each Depository Account owned by a Company which is governed by a lockbox and blocked account or similar agreement in form substantially similar to Exhibit A hereto and which account is subject to the written instructions only from one or more of the Companies unless and until the Agent shall give the institution holding such account written instructions to the contrary in accordance with the terms of Section 3.4 hereof.

BORROWING BASE shall mean the CB Borrowing Base, the TLI Borrowing Base, or both, as applicable.

BUSINESS DAY shall mean any day on which the Agent and The Chase Manhattan Bank are open for business.

CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Companies during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected as fixed assets in the balance sheet of the Companies.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

CB BORROWING BASE shall mean, as to the Collective Borrowers, the sum of (a) the lesser of (x) eighty-five percent (85%) of the Collective Borrowers' aggregate outstanding Eligible Accounts Receivable, or (y) the amount of the cash collections received in respect of the Collective Borrowers' Trade Accounts Receivable during the preceding 75 days, plus (b) the lesser of (i) seventeen percent (17%) of the aggregate value of the Collective Borrowers' Eligible Inventory consisting of raw materials, thirty five percent (35%) of the aggregate value of the Collective Borrowers' Eligible Inventory consisting of bulk finished goods, and sixty percent (60%) of the aggregate value of the


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
Collective Borrowers' Eligible Inventory consisting of packaged finished goods inventory, in each case valued at the lower of cost or market, on a first in, first out basis, (ii) eighty percent (80%) of the appraised aggregate net orderly liquidation value of the Collective Borrowers' Eligible Inventory, or
(iii) the Inventory Loan Cap (less amount of then outstanding advances made to TLI against TLI's Eligible Inventory), less (c) any applicable Availability Reserves; provided that in the event that at any time the CB Borrowing Base exceeds fifteen percent (15%) of the TLI Borrowing Base, Agent shall have the right to treat one or more of the Collective Borrowers as separate and independent borrowers hereunder, each subject to separate and independent borrowing bases.

CHASE BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank or its successors from time to time as its prime rate in effect at its principal office in New York City. The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.

CHASE BANK RATE MARGIN shall mean one and one-half (1.5) percentage points.

CHASE BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of the Companies' subsidiaries and Other Collateral of each of the Companies. In addition, the Collateral shall include, to the extent not included in the foregoing, the following property of each Company: (a) investment property, documents, instruments, deposit accounts, letter-of-credit rights, accounts, chattel paper, commercial tort claims, goods, equipment, fixtures, inventory and general intangibles as such terms are defined under the Uniform Commercial Code; and (b) all cash and other monies and property in the possession or control of any Lender, all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of any of the foregoing.

COLLECTIVE BORROWERS shall mean ARP, CII, PR Nutrition, Bronson and HFI.

COMMITMENT shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans (the "Revolving Credit Commitment") and the Term Loan funding (the "Term Loan Commitment"), in the amount of their respective pro rata share set forth opposite such Lender's name on the signature pages hereof, or in the Assignment and Transfer Agreement executed by such Lender by which it becomes a Lender hereunder, as such pro rata share may be adjusted pursuant to Assignment and Transfer Agreements executed pursuant to
Section 12.9 hereof.

CONSOLIDATED FINANCIAL STATEMENT shall mean a consolidated balance sheet, income statement, cash flow statement and statement of stockholders' equity for the Parent, the Companies and their subsidiaries, if any, eliminating all inter-company transactions and prepared in accordance with GAAP, except that monthly and quarterly financial statements need not have footnotes.


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
CONSOLIDATING FINANCIAL STATEMENT shall mean a Consolidated Financial Statement plus individual balance sheets, income statements, cash flow statements and statements of stockholders' equity for each Company and other subsidiary of Parent showing all elimination of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for each Company and Parent, exclusively, except that monthly and quarterly financial statements need not have footnotes.

COPYRIGHTS shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

CURRENT ASSETS shall mean those assets of the Companies which, in accordance with GAAP, are classified as current.

CURRENT LIABILITIES shall mean those liabilities of the Companies which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

DEFAULT shall mean any event specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in paragraph 7.1 hereof) plus the Chase Bank Rate, which the Agent shall be entitled to charge the Companies on all Obligations due the Agent on behalf of the Lenders by the Companies, as further set forth in Paragraph 9.2 of Section 9 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean those accounts which are designated for the collection of proceeds of Collateral as more fully provided in Paragraph 3.4 of
Section 3 of this Financing Agreement.

DOCUMENTATION FEE shall mean Agent's standard and reasonable fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof.

EARLY TERMINATION FEE shall: (A) mean the fee the Agent on behalf of the Lenders is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (B) be determined by multiplying the Line of Credit by two percent (2%).


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
EBITDA shall mean, in any period, all consolidated earnings of the Companies and their consolidated Subsidiaries before all (i) interest and tax obligations,
(ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount of such Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada to the extent such Accounts do not exceed $2,000,000 in the aggregate at any one time; (iii) Accounts that remain unpaid more than 90 days from invoice date (120 days with respect to General Nutrition Corporation) or 60 days from due date; (iv) contra accounts; (v) sales to Parent, any other Company, any subsidiary, or to any company affiliated with the Companies or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales;
(vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than 90 days from invoice date (120 days with respect to General Nutrition Corporation) or 60 days from due date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; (xii) sales to any customer and/or its affiliates to the extent such sales exceed at any one time twenty five percent (25%) (until June 30, 2001, 50% with respect to General Nutrition Corporation) or more of all Eligible Accounts Receivable; and (xiii) any other reasons deemed necessary by the Agent in its reasonable judgment, and which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders.

ELIGIBLE INVENTORY shall mean, as to any Company, the gross amount of such Company's Inventory which consists of raw materials, bulk finished goods (i.e., products which have been refined, processed or manufactured and are held in bulk but not yet packaged) or packaged finished goods and that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent (subject to Permitted Encumbrances consisting of warehouseman possessory liens), on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, to


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the extent otherwise included in Eligible Inventory, without duplication, any
(a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Company's customers (except to the extent such Inventory has been determined to be saleable, pursuant to ordinary course quality control and assurance procedures, by such Company in the ordinary course of business) and goods to be returned to a Company's suppliers, (e) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice and acknowledgement of security interest agreement (in form and substance satisfactory to the Agent) and the Agent shall have a first priority perfected security interest in such Inventory or such lack of an agreement with respect to such Inventory shall have otherwise been reserved for under Availability Reserves, and (f) less any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage, any applicable customs, freight, duties and Taxes, deterioration in Inventory turnover respecting raw materials, bulk finished goods and packaged goods Inventory, and cost variance between standard and actual Inventory costs.

EQUIPMENT shall mean all of each Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 9 of this Financing Agreement.

EXISTING LENDER shall mean The Chase Manhattan Bank.

FEE LETTER shall mean that certain letter agreement, dated on or about the date hereof, among CIT and the Companies.

FINANCING LEASE shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

FINANCING LEASE OBLIGATIONS shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any Financing Lease; the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

FISCAL QUARTER shall mean, with respect to the Companies, each three (3) month period ending on March 31, June 30, September 30, and December 31 of each Fiscal Year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.


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
GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide to the Agent and the Lenders such statements of reconciliation as shall be in form and substance acceptable to the Agent.

GENERAL INTANGIBLES shall mean all of each of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company's General Intangibles.

GUARANTIES shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

GUARANTORS shall mean (i) the Parent, (ii) each of the Companies, and (iii) Twinlab FSC Inc., a Barbados corporation.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money, or the issuance of letters of credit or for the deferred purchase price of property, services or assets, other than trade accounts payable and other current liabilities (other than for borrowed money) arising in the ordinary course of business and other than compensation, pension obligations and other obligations arising from employee benefits in the ordinary course of business, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

INTELLECTUAL PROPERTY SECURITY AGREEMENT shall mean a security agreement executed by the Companies, in form and substance reasonably acceptable to Agent, by which the Companies grant a security interest and lien in all of their respective patents, trademarks, and copyrights to Agent.

INTEREST EXPENSE shall mean the total interest expense of the Companies, determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Companies, provided that amortization of deferred financing costs shall not be included in Interest Expense.

INVENTORY shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods (other than Equipment), and all additions, substitutions and replacements thereof, wherever located, together with all goods (other than Equipment) and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY LOAN CAP shall mean the amount of $25,000,000.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of the Agent in accordance with Section 14 hereof by the Issuing Bank for or on behalf of a Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of any Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee the Lenders may charge the Companies under Paragraph 7.6 of Section 7 of this Financing Agreement for: a) issuing a Letter of Credit Guaranty, and/or b) otherwise aiding the Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 14 hereof.

LETTER OF CREDIT SUB-LINE shall mean the commitment of the Agent to assist the Companies in obtaining Letters of Credit, pursuant to Section 14 hereof, in an aggregate amount of $5,000,000.

LINE OF CREDIT shall mean the aggregate commitment of the Lenders to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement, (b) assist any of the Companies in opening Letters of Credit pursuant to Section 14 of this Financing Agreement, and (c) make the Term Loan pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $60,000,000, provided that nothing herein shall be deemed to increase any Lender's commitment hereunder, which commitment shall be set forth opposite such Lender's name on the signature pages hereof, or in the Assignment and Transfer Agreement executed by such Lender by which it becomes a Lender hereunder, as such pro rata share may be adjusted pursuant to Assignment and Transfer Agreements executed pursuant to
Section 12.9 hereof.

LINE OF CREDIT FEE shall: (a) mean the fee due the Agent at the end of each month for the Revolving Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the average daily balance of (x) Revolving Loans and the Term Loan plus (y) Letters of Credit outstanding for said month, by three-eighths percent (.375%) per annum for the number of days in said month during which this Financing Agreement is in effect.

LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Note, the Fee Letter, the Blechmans Letters of Credit, the Blechmans Agreement Regarding Letters of Credit, the Blechmans Control Agreement, the Blechmans Intercreditor Agreement, the Blechmans Security Agreement, the Blechmans Guaranty, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOCKBOX AGREEMENT shall have the meaning set forth in Section 3.4(b) hereof.

OBLIGATIONS shall mean all loans, advances and extensions of credit made by the Agent and/or the Lenders to the Companies, or any one of them, or to others for the Companies' account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties, and the Term Loan); any and all indebtedness and obligations which may at any time be owing by the Companies or any one of them to the Agent and/or the Lenders howsoever arising, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Companies or any one of them under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Companies and the Agent and/or the Lenders; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with paragraph 7.9 hereof; the Companies' liability to the Agent and/or the Lenders as maker or endorser of any promissory note or other instrument for the payment of money; the Companies' liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Companies' account, including any Letter of Credit Guaranty or other accommodation extended by Agent with respect to applications for Letters of Credit, the Agent and/or the Lender's acceptance of drafts or the Agent and/or the Lenders endorsement of notes or other instruments for the Companies' account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the Agent's (and the Lenders upon the occurrence of an Event of Default which is not waived by the Required Lenders or cured to the satisfaction of Agent or Required Lenders) present and future reasonable and documented expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 9.3 of Section 9 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate; provided that Out-of-Pocket Expenses shall not include internal, administrative, or overhead costs of Agent or any Lenders (other than allocated fees of internal legal counsel), or items covered by in the Fee Letter.

OVERADVANCE RATE shall mean a rate equal to one percentage point (100 basis points) per annum in excess of the applicable contract rates of interest determined in accordance with Section 7, Paragraph 7.1 of this Financing Agreement.

OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans and Letters of Credit made hereunder exceed (b) the applicable Borrowing Base.

PARENT shall mean Twinlab Corporation, a Delaware corporation.

PATENTS shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them and all income, royalties, cash and non-cash proceeds thereof.

PERMITTED AFFILIATE TRANSACTIONS shall mean: any transaction that: (a) is otherwise permitted under the Loan Documents, (b) occurs in the ordinary course of such Company's business, consistent with past practices, and (c) is upon fair and reasonable terms no less favorable to such Company than would be obtained in a comparable, arm's-length transaction with a party not an Affiliate. Permitted Affiliate Transactions shall include, without limitation, (i) any Permitted Investments, (ii) any Permitted Indebtedness, (iii) any transactions among the Companies and their subsidiaries otherwise permitted under the Loan Documents, and (iv) the execution, delivery and (subject to the terms of the Blechmans Intercreditor Agreement) performance of the Reimbursement Agreements (as defined in the Blechmans Agreement Regarding Letters of Credit) and the Blechmans Security Agreement (as defined in the Blechmans Intercreditor Agreement).

PERMITTED ENCUMBRANCES shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by the Agent and/or the Required Lenders; (b) Purchase Money Liens;
(c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $250,000 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens and with respect to which adequate reserves or other appropriate provisions are being maintained by the applicable Companies, as applicable, in accordance with GAAP); (e) deposits made (and the liens thereon) in the ordinary course of business of any of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with utilities, workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations); (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Companies of the business or property so encumbered and
(B) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; and (g) liens granted the Agent by the Companies or any one of them; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $150,000 (other than liens stayed, satisfied, bonded or insured to the reasonable satisfaction of the Agent); (i) liens for Taxes which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of the Agent or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 6.7 hereof; (j) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Financing Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b); (k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate use of any property; (l) leases or subleases in the ordinary course of business, not involving Inventory, and granted to third parties not otherwise prohibited by this Financing Agreement and not interfering in any material respect with the ordinary conduct of the business of the Companies or their subsidiaries; (m) any extension, renewal or replacement of any Permitted Encumbrance provided the same is limited to the property encumbered by such Permitted Encumbrance and the obligation secured is not greater than that secured by such Permitted Encumbrance; (n) building codes, zoning ordinances and other similar laws, regulations, rules, orders or determinations by any governmental authority; (o) liens created hereunder or under any other Loan Document; (p) liens arising in connection with trade letters of credit issued to secure the purchase of Inventory in the ordinary course of business provided that such liens are limited to such Inventory and any associated documents of title; (q) liens existing on the date hereof granted pursuant to the Deed of Trust dated March 22, 1999, among TLI, as Trustor, Zions First National Bank, as Beneficiary, and Zions Trust National Bank, as Trustee; and (r) the subordinated liens granted pursuant to the Reimbursement Agreements (as defined in the Blechmans Agreement Regarding Letters of Credit) or pursuant to the Blechmans Security Agreement (as defined in the Blechmans Intercreditor Agreement).

PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under Letters of Credit and this Financing Agreement; (e) deferred Taxes and other expenses (including unsecured Indebtedness in respect of reimbursement obligations incurred in connection with surety and appeal bonds, performance bonds and other similar obligations relating to the operation of the Real Estate in accordance with the terms of this Agreement) incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent and the Lenders in writing prior to the Closing Date;

(g) Capital Leases provided that the Indebtedness incurred under such Capital Leases shall not exceed $250,000 in any fiscal year; (h) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; (i) any extension, renewal or replacement of any of the foregoing or of any Indebtedness referred to in clause (k) or clause (l) of this definition, provided that any extension, renewal or replacement shall (a) be in an amount not greater than the Indebtedness so extended, renewed or replaced (plus the amount of expenses, fees and any premium or penalty paid in connection with such extension, renewal or replacement), and (b) in the case of Subordinated Debt, shall (1) have an amortization schedule that results in the same or longer average life to maturity than the Subordinated Debt and (2) contain subordination provisions which are substantially similar to those in the documents evidencing the Subordinated Debt; (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of notice to the Borrower of its incurrence and all such Indebtedness outstanding at any time does not exceed $100,000; (k) Indebtedness outstanding on the Closing Date and listed on Schedule 2 hereto; (l) Financing Lease Obligations and Indebtedness for the deferred purchase price of newly acquired property or to finance equipment used in the ordinary course of business (provided such financing is entered into within 30 days of the acquisition of such property) in an amount not exceeding an aggregate principal amount of $2,000,000 per annum; and (M) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

PERMITTED INVESTMENTS shall mean (i) commercial paper and municipal bonds, in each case issued or guaranteed by a party rated P-1 or better by Moody's Investors Service, Inc. ("Moody's") or A-1 or MIG-1 or better by Standard & Poor's Rating Services ("S & P"), (ii) certificates of deposit, time deposits, Eurodollar deposits or bankers' acceptances maturing not more than one year after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, (iii) repurchase agreements having maturities of not more than one year and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (iv) readily marketable obligations of the Government of the United States of America or any agency thereof; (v) readily marketable obligations issued by any state of the United States or any political subdivision thereof having a rating by Moody's or S & P of "A" or its equivalent or better; (vi) money market mutual funds which are regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (v) above; (vii) investments received by any Company in settlement of or other resolution of claims or disputes or in connection with a plan of reorganization in connection with a bankruptcy or insolvency of an entity indebted to such Company and, in each case, extensions, modifications and renewals thereof; (viii) loans and advances to officers, directors and employees of any Company, Parent or any subsidiary of a Company or Parent for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $250,000 outstanding at any time; (ix) investments by (A) the Companies in their domestic subsidiaries as of the Closing Date, (B) any Company in any Company, (C) any foreign subsidiary in any other foreign subsidiary, or (D) the Companies in other domestic subsidiaries or in foreign subsidiaries in an amount for this clause (D) not to exceed $500,000 at any time outstanding; (x) securities and other investments held by the Companies or any of their subsidiaries on the Closing Date and set forth on
Schedule 3 hereto; and

(xi) other loans, advances and investments in an aggregate amount not to exceed $500,000 at any time outstanding.

PROMISSORY NOTE shall mean the Term Loan Promissory Note (New York), in the form of Exhibit B attached hereto, delivered by Companies to the Agent to evidence the Term Loan pursuant to, and repayable in accordance with, the provisions of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $100,000 in any Fiscal Year.

REAL ESTATE shall mean each of the Companies' fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee.

REQUIRED LENDERS shall mean the Lenders holding aggregate Commitments under this Financing Agreement in an amount of 51% or more.


REVOLVING LINE OF CREDIT shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 of this Financing Agreement to the Companies, and issue Letters of Credit Guaranties pursuant to Section 14 hereof to the Companies, in the aggregate amount of up to $60,000,000 including the amount of the Term Loan.

REVOLVING LOAN ACCOUNT(S) shall mean the accounts on the Agent's books, in each Company's name in which each Company will be charged with all applicable Obligations under this Financing Agreement.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by the Agent on behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that (x) the Agent shall not have, as the Agent, any money at risk and (y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SUBORDINATED DEBT shall mean the debt outstanding under the Senior Subordinated Notes issued under that certain Indenture, dated May 7, 1996, between TLI, as Issuer, and Fleet National Bank, as Trustee, in the approximate principal amount of $39,915,000 as of the Closing Date, and any other debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to the Agent and the Lenders (in form and substance satisfactory to the Agent and/or the Required Lenders).

SUBORDINATING CREDITOR shall mean the holders of existing Subordinated Debt and any other party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean an agreement (in form and substance satisfactory to the Agent) among the Companies, a Subordinating Creditor and the Agent, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of all of the Companies' Obligations to the Agent and the Lenders (in form and substance satisfactory to the Agent).

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

TERM LOAN shall have the meaning assigned in Section 4 hereof.

TERM LOAN PROMISSORY NOTE (NEW YORK) shall mean the promissory note in the form of Exhibit B hereto executed to evidence the Term Loan made by the Agent under
Section 4 hereof.

TLI BORROWING BASE shall mean, as to TLI, the sum of the sum of (a) the lesser of (x) eighty-five percent (85%) of TLI's outstanding Eligible Accounts Receivable, or (y) the amount of the cash collections received in respect of TLI's Trade Accounts Receivable during the preceding 75 days, plus (b) the lesser of (i) seventeen percent (17%) of the aggregate value of TLI's Eligible Inventory consisting of raw materials, thirty five percent (35%) of the aggregate value of TLI's Eligible Inventory consisting of bulk finished goods, and sixty percent (60%) of the aggregate value of TLI's Eligible Inventory consisting of packaged finished goods inventory, in each case valued at the lower of cost or market, on a first in, first out basis, (ii) eighty percent (80%) of the appraised aggregate net orderly liquidation value of TLI's Eligible Inventory, or (iii) the Inventory Loan Cap (less amount of then outstanding advances made to TLI against TLI's Eligible Inventory), plus (c) the market value (but not in excess of $15,000,000) as determined by Agent of the collateral pledged pursuant to the Blechmans Security Agreement and if and when such collateral is replaced by the Blechmans Letters of Credit, the aggregate face amount thereof (but not in excess of $15,000,000), less (d) any applicable Availability Reserves.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

TRADEMARKS shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of California.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2. CONDITIONS PRECEDENT

      2.1     CONDITIONS TO INITIAL EXTENSION OF CREDIT

      The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

      (a) LIEN SEARCHES - the Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by each of the Companies.

      (b) CASUALTY INSURANCE - Each of the Companies shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 6.5 of
Section 6 of this Financing Agreement.

      (c) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of the Agent, on behalf of the Lenders, a first perfected security interest in the Collateral which can be perfected by the filing of a financing statement, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence reasonably satisfactory to the Agent that all such filings have been made) and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

      (d) BOARD RESOLUTION - The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

      (e) CORPORATE ORGANIZATION - The Agent shall have received (i) a copy of the Certificate of Incorporation of each of the Companies and the Guarantors certified by the Secretary of State of the states of their incorporation, and
(ii) a copy of the By-Laws of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

      (f) LOAN DOCUMENTS - The Agent shall have received the executed Loan Documents.

      (g) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the
Agent: this Financing Agreement, the Guaranty and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and
(C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Companies, or any one of them, or the Guarantors are signatories or by which the Companies, or any one of them, or the Guarantors or their assets are bound and which such counsel knows to be material or which a Company or Guarantor has identified to such counsel as material; together with an opinion from counsel for the Blechmans respecting the enforceability of the Blechmans Agreement Regarding Letters of Credit, the Blechmans Intercreditor Agreement, the Blechmans Guaranty, the Blechmans Control Agreement and the Blechmans Security Agreement and the perfection of the security interest granted under the Blechmans Security Agreement.

      (h) ABSENCE OF DEFAULT - No Default or Event of Default shall have occurred and no material adverse change shall have occurred since December 31, 1999 (other than as previously disclosed to the Agent) in the financial condition, business, prospects, profits, operations or assets of the Companies or any one of them, Parent, the Guarantors or any of the Companies' subsidiaries.

      (i) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or any one of them , Parent or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement; or z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies or any one of them or the Guarantors or their assets, which, in the opinion of the Agent, if adversely determined, is reasonably likely to result in a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies or any one of them and/or the Guarantors.

      (j) GUARANTIES - The Guarantors shall have executed and delivered to the Agent guaranties, in form acceptable to the Agent, guaranteeing all present and future Obligations of the Companies.

      (k) FINANCIAL PROJECTIONS - The Agent shall have received, reviewed and be satisfied with two years financial projections prepared by the Companies, including monthly detail and projected borrowing availability for the first year, together with a balance sheet, profit and loss statement, and statement of cash flows, accompanied by a management discussion and analysis as well as detail of material assumptions, all in form and substance satisfactory to Agent.

      (l) PLEDGE AGREEMENT - Parent and/or the Companies, as the case may be, shall (i) execute and deliver to the Agent on behalf of the Lenders a pledge and security agreement pledging to the Agent on behalf of the Lenders as additional collateral for the Obligations of the Companies not less than 100% of the issued and outstanding stock of each of the Companies and not less than 100% of the stock of all subsidiaries of the Companies and, (ii) deliver to the Agent on behalf of the Lenders the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to Agent.

      (m) ADDITIONAL DOCUMENTS - Each of the Companies shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies, the Agent and the Lenders, and the Blechmans shall have caused the Blechmans Agreement Regarding Letters of Credit, the Blechmans Guaranty, the Blechmans Control Agreement, the Blechmans Security Agreement and the Blechmans Intercreditor Agreement shall have been executed and delivered by the Blechmans to Agent, in form and substance satisfactory to Agent, in its discretion.

      (n) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form reasonably acceptable to the Agent.

      (o) EXAMINATION & VERIFICATION - The Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of each of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least $10,000,000, as evidenced by the respective Borrowing Base certificates delivered by each of the Companies to the Agent as of the Closing Date. In addition, it is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies' business and consistent with their past practice, and, in that regard, there shall be imposed an additional reserve against Availability as of the Closing Date of $6,300,000 (i.e., the aggregate opening additional Availability shall be equal to such $10,000,000 amount after giving effect to such $6,300,000 reserve).

      (p) DEPOSITORY ACCOUNTS; NOTIFICATION OF GNC - Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as contemplated hereunder and as shall be acceptable to the Agent in all respects. Such accounts shall be subject to three party agreements (between the Companies, the Agent and the depository bank), which shall be in form and substance satisfactory to the Agent. In addition, a notification letter shall have been sent to General Nutrition Corporation by Agent directing General Nutrition Corporation to make payments on its Accounts directly to the lockbox arrangement established under the Lockbox Agreement.

      (q) EXISTING REVOLVING CREDIT AGREEMENT - The Companies' existing credit agreement with the Existing Lender shall be: (i) terminated; (ii) all loans and obligations of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans and Term Loan to be made under this Financing Agreement; and
(iii) all liens or security interests in favor of the Existing Lender on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

      (r) MORTGAGES/DEEDS OF TRUST - The Companies shall have executed and delivered to the Agent, an agent of the Agent or to a title insurance company acceptable to the Agent, such mortgages and/or deeds of trust as the Agent on behalf of the Lenders may reasonably require to obtain first liens on the fee owned Real Estate in Arizona and New York, and second priority liens with respect to the fee owned Real Estate in Utah.

      (s) TITLE INSURANCE POLICIES - The Agent shall have received, in respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to the Agent; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first priority (second priority with respect to the Utah Real Estate) lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to the Agent; (iii) name the Agent on behalf of the Lenders as the insured thereunder; and (iv) contain such endorsements and effective coverage as the Agent may reasonably request, including, without limitation, the revolving line of credit endorsement. The Agent shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid. In addition, the Agent shall have received the title insurer's acknowledgement that it has received irrevocable authorization from the Companies counsel to record the mortgages and deeds of trust.

      (t) SURVEYS - The Agent and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to the Agent and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall x) be certified to the Agent and the Title Insurance Company and y) contain a legend reciting as to whether or not the site is located in a flood zone.

      (u) APPRAISALS The Agent shall have received satisfactory appraisals on each of the Companies' Equipment, Inventory and Real Estate.

      (v) ENVIRONMENTAL REPORT The Agent shall have received environmental audit reports on i) all of each of the Companies' leasehold (other than office leases) and fee interests, and ii) the Companies' waste disposal practices. The reports must x) be satisfactory to the Agent and y) not disclose or indicate any material liability (real or potential) stemming from the Companies' premises, their operations, their waste disposal practices or waste disposal sites used by Companies.

      (w) SCHEDULES The Companies or their counsel shall provide the Agent with schedules of: (a) any of the Companies' and their subsidiaries (i) Trademarks,
(ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, and (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed.

      (x) INVENTORY RECONCILIATION With respect to the Companies Inventory, Agent shall have received a reconciliation for the Fiscal Year ended December 31, 2001 of book-to- physical count in form and substance satisfactory to Agent.

      (y) LOAN FACILITY FEE. The Companies shall pay to the Agent, for the account of Lenders, a fee in the amount of $600,000 (which amount includes the Documentation Fee in connection with the execution hereof).

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and the Agent shall otherwise agree in writing.

      2.2     CONDITIONS TO EACH EXTENSION OF CREDIT

      Subject to the terms of this Financing Agreement, including without limitation the Agent's rights pursuant to paragraph 9.2 of Section 9 hereof, the agreement of the Agent on behalf of the Lenders to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

      a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

      b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

      c) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Agent and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Companies on such date, the aggregate outstanding balance of the Revolving

Loans and outstanding Letters of Credit owing by each of the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the applicable Borrowing Base.

Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct in all material respects, except as the Companies and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS

      3.1 (a) The Agent and the Lenders agree, subject to the terms and conditions of this Financing Agreement, from time to time, and within the Availability, but subject to Agent's and Lenders' right to make Overadvances, to make loans and advances to the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts not to exceed the Companies' applicable Borrowing Base, or, in the aggregate, the Revolving Line of Credit. Revolving Loans may be made to TLI based upon the TLI Borrowing Base, and to the other Companies based upon the CB Borrowing Base. All requests for loans and advances must be received by an officer of the Agent no later than 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required. Should the Agent for any reason honor requests for Overadvances, any such Overadvances shall be made in the Agent's sole discretion and subject to any additional terms the Agent and/or the Required Lenders deem necessary.

(b) (i) Whenever the Companies desire the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, it shall give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to: the next Anniversary Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein). All requests for loans and advances must be received by an officer of the Agent no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Companies, the Agent and/or the Lenders. The Agent shall make loans and advances to a bank account designated by the Companies or in such other manner as requested by Companies and agreed to by Agent.

(ii) Subject to paragraph 13.10 hereof, should the Agent, on behalf of the Lenders, for any reason honor requests for Overadvances, such Overadvance shall be made in the Agent's sole discretion, subject to any additional terms the Agent and/or the Required Lenders deem necessary. Requests for loans and advances shall be made solely by the Companies and shall be directed to the Agent.

      (c) The Agent shall on any Settlement Date, and upon notice given by the Agent no later than 2:00 P.M. New York time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Agent from the preceding Settlement Date to the date of such notice. Each Lender's obligation to make the Revolving Loans referred to in subsection (a) and to make the settlements pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any of the Companies may have against the Agent, the (other) Companies, any other Lender or any other person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Companies or any one of them; (iv) any breach of this Financing Agreement or any other loan document by the Companies or any one of them or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Companies authorize the Agent to charge the Companies' Revolving Loan Account(s) with the Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

      3.2 In furtherance of the continuing collateral assignment and security interest in the Companies' Trade Accounts Receivable and Inventory, the Companies shall deliver to Agent not later than: (1) ten (10) days after the end of each month an aging of the respective Companies' Trade Accounts Receivable in such form and manner as Agent may reasonably require but consistent with the current practices of the Companies and (2) ten (10) days after the end of each month, a monthly inventory confirmation statement stating the aggregate amount of Eligible Inventory of each Company. In addition, the Companies will provide to Agent such additional information and material with respect to the Trade Accounts Receivable and Inventory, in such form and detail, as Agent may reasonably request to effectively evaluate the Trade Accounts Receivable and the collectibility thereof and the mix of the Inventory and such other information as Agent may reasonably require to evaluate the Companies' Trade Accounts Receivable and Inventory, such as returns, claims, credits, allowances and information identifying and describing the Trade Accounts Receivable. Failure to provide Agent with the foregoing information will in no way affect, diminish, modify or limit the security interest granted herein. Such reports are to be executed by an authorized officer of the Companies. The Companies shall deliver weekly reports respecting the preceding week with respect to the Borrowing Base.

      3.3 Each of the Companies hereby represents and warrants that: each Trade Accounts Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Companies in the ordinary course of its business; the Inventory being sold and/or supplied and the Trade Accounts Receivable created are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the name of such Company; and except for disputes, offsets, defenses, counterclaims, contras, returns or credits, all arising in the normal course of such Company's business or except as may be promptly disclosed to Agent, the Companies' customers owe and are obligated to pay the amount stated in the invoices or credit card receipts. The Companies confirm to Agent that any and all taxes or fees relating to their business, their sales, the Trade Accounts Receivable or goods relating thereto, are their sole responsibility and that same will be paid by the Companies (except as otherwise permitted by this Financing Agreement) and that none of said taxes or fees represent a lien on or claim against the Trade Accounts Receivable. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a material adverse effect on its business or its ability to enforce collection of Trade Accounts Receivable due from customers residing in that state. The Companies agree to maintain such books and records regarding Trade Accounts Receivable as Agent may reasonably require, consistent with the Companies' current record keeping practices, and agree that the books and records of the Companies will reflect Agent's interest in the Trade Accounts Receivable as Agent may reasonably request. All of the books and records of the Companies will be available to Agent at normal business hours, including any records handled or maintained for the Companies by any other company or entity.

      3.4 (a) Pursuant to the Lockbox Agreement, each of the Companies shall:
(i) indicate on all of their invoices that funds should be delivered to and deposited in a Blocked Account; (ii) direct all of their account debtors to deposit any and all proceeds of Collateral to the Blocked Account; (iii) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of the Agent's security interest in such funds. The Companies shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Agent in payment of Accounts will be credited to the Obligations when the Agent is advised by its bank of its receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of such advise if advised no later than 2:00 p.m. EST or on the next succeeding Business Day if so advised after 2:00 PM EST. No checks, drafts or other instruments received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected. If the loan account reflects a zero Revolving Loan balance and there is then no Event of Default, then Agent shall promptly remit to the operating account of the Companies any credit balances in the loan account.

      (b) The Companies shall establish and maintain, in their name and at their expense, Deposit Accounts with such banks as are acceptable to the Agent (the "Blocked Accounts") into which shall be deposited pursuant to the Lockbox
Agreement: (i) all proceeds of Collateral received by any of the Companies, including all amounts payable to the Companies from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Companies at each of their locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to the Agent (the "Lockbox Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of the Agent, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that upon the request of the Agent the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account as the Agent may from time to time designate for such purpose. The Agent may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Depository Account at any time. The Companies hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent.

      3.5 The Companies agree to notify the Agent: (a) of any matters adversely affecting the value, enforceability or collectibility of any Trade Accounts Receivable and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time, and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Companies agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default which is not waived in writing by the Required Lenders or cured to Agent's and/or the Required Lenders' satisfaction) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders or cured to Agent's and/or the Required Lenders' satisfaction,) and on notice from the Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with the Agent's name (as secured party) and held by the Companies for the Agent's account.

      3.6 (a) Subject to the provisions of paragraph (b) below, the Agent shall maintain a Revolving Loan Account on its books in which each of the Companies will be charged with all loans and advances made by the Agent to such Company to it or for its account, and with any other Obligations, including any and all reasonable and documented costs, expenses and reasonable and documented attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by the Agent and/or the Lenders from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Companies contracts or obligations relating to the Accounts.

      (b) In order to utilize the collective borrowing powers of the Collective Borrowers in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Agent's books, the Collective Borrowers have requested, and the Agent has agreed, to handle accounts of the Collective Borrowers on the Agent's books on a combined basis, all in accordance with the following provisions: (i) in lieu of maintaining separate accounts on the Agent's books in the name of each of the Collective Borrowers, the Agent shall maintain one account under the name of TLI (which shall be referenced as for the benefit of the Collective Borrowers; herein the "Collective Account"). Confirmatory assignments (in such form as Agent may request) of Trade Accounts Receivable will continue to be made to the Agent by each of the Collective Borrowers. Loans and advances made by the Agent to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited, with all amounts received by the Agent and/or the Lenders from any of the Collective Borrowers or from others for their account including all amounts received by the Agent in payment of Accounts; (ii) each month the Agent will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless the Agent receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Collective Borrowers that the Agent shall have no obligation to account separately to any of the Collective Borrowers; (iii) requests for loans and advances may be made by TLI as agent for the Collective Borrowers and the Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Collective Borrowers or (y) any of the Agent's expenses and charges relating thereto. All loans and advances are made for the Collective Account; (iv) the Collective Borrowers jointly and severally unconditionally guarantee to the Agent and the Lenders the prompt payment in full of (A) all loans and advances made and to be made by the Agent and/or the Lenders to any of them under this Financing Agreement, as well as (B) all other Obligations of the Collective Borrowers to the Agent and/or the Lenders and hereby expressly confirm in all respects the Guaranties executed by each of the Collective Borrowers in the Agent's and/or the Lenders' favor as more fully set forth therein; (v) all Accounts assigned to the Agent for the benefit of the Lenders by any of the Collective Borrowers and any other collateral security now or hereafter given to the Agent and/or the Lenders by any of the Collective Borrowers (be it Accounts or otherwise), shall secure all loans and advances made by the Agent and/or the Lenders to any of the Collective Borrowers, and shall be deemed to be pledged to the Agent as security for any and all other Obligations of the Collective Borrowers to the Agent and/or the Lenders as set forth under this Financing Agreement, the Guaranties, or any other agreements between the Agent and/or the Lenders and any of the Collective Borrowers; (vi) It is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and that the Agent shall incur no liability to the Collective Borrowers as a result thereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and/or the Lenders by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Collective Borrowers as herein provided, (2) the Agent relying on any instructions of any of the Collective Borrowers, or (3) any other action taken by the Agent in accordance with this subparagraph (b) of Paragraph 3.6 of
Section 3 of this Financing Agreement; and (vii) The foregoing request was made because the Collective Borrowers are engaged in an integrated operation with each other and TLI that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Agent that:

            (A) TLI, in order to increase the efficiency and productivity of each of the Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the Collective Borrowers and manages and timely pays the accounts payable of each of the Collective Borrowers;

            (B) TLI is further enhancing the operating efficiencies of the Collective Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Collective Borrower which will result in reducing the operating costs of the Collective Borrowers; and

            (C) Since all of the Collective Borrowers are now engaged in an integrated operation with each other and TLI that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of TLI, for the benefit of the Collective Borrowers and to bank accounts managed solely by TLI for the benefit of the Collective Borrowers and that TLI will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

      3.7 After the end of each month, the Agent shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon each of the Companies and shall constitute an account stated between the Companies and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

      3.8 In the event that (a) the sum of (i) the outstanding balance of Revolving Loans advanced to TLI or Collective Borrowers and (ii) outstanding balance of Letters of Credit issued for the account of TLI or Collective Borrowers exceeds (b)(x) the applicable Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to the Agent on behalf of the Lenders immediately upon the Agent's demand therefor.

SECTION 4.  TERM LOAN

      4.1 The Companies hereby agree to execute and deliver to the Agent on behalf of the Lenders that certain Term Loan Promissory Note (New York), to evidence Term Loan to be extended by the Agent on behalf of the Lenders.

      4.2 Upon receipt of such Term Loan Promissory Note (New York), the Lenders hereby agree to extend to such Company the Term Loan in the original principal amount of $4,200,000.

      4.3 The principal amount of the Term Loan shall be repaid to the Agent on behalf of the Lenders by such Company by one (1) installment of the principal balance then outstanding on the termination date of this Agreement under Section 10 hereof or as otherwise provided in Section 9 hereof.

      4.4 In the event this Financing Agreement or the Line of Credit is terminated by the Agent, the Required Lenders or the Companies or any one of them for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note (New York) or this Financing Agreement.

       4.5 The Companies may prepay the Term Loan in whole, but not in part, and only together with the prepayment in full of all of the other Obligations, together with such prepayment premium as may be payable under the terms hereof.

SECTION 5. COLLATERAL

      5.1 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to the Agent on behalf of the Lenders a continuing general lien upon, and security interest in, all of its:

      (a)  Accounts;

      (b)  Inventory;

      (c)  General Intangibles;

      (d)  Documents of Title;

      (e)  Other Collateral;

      (f)  Equipment;

      (g)  Real Estate; and

      (h)  Issued and outstanding stock of any subsidiaries of the Companies.

      5.2 The security interests granted hereunder shall extend and attach to:

      (a) All Collateral which is owned by any of the Companies or in which the Companies have any interest (but only to the extent of such interest), whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner, finance lessee or conditional vendee;

      (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

      (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof. Anything in this Financing Agreement to the contrary notwithstanding, the Collateral shall not include, and no security interest, lien or pledge granted hereunder shall extend or attach to, (i) the Companies' rights (other than rights to payment) under any license agreements or lease agreements existing as of the date hereof, or any leases of real property or leases of motor vehicles or other personal property now or hereafter existing that prohibit the grant of a security interest or lien therein or pledge to the extent, and only to the extent, that the terms prohibiting the grant of such security interest or lien or pledge have not been waived or consented to in writing by the licensor, lessor or other necessary person or entity under such agreement, or (ii) the Companies' rights in and to specific items of Equipment which are subject to liens permitted by clause (a) or (b) of the definition of Permitted Encumbrances or the Companies' rights under any agreement granting any such liens to the extent, and only to the extent, that (A) the agreements granting such liens prohibit the grant of a security interest in the Companies' rights in such Equipment or in such agreements and (B) the terms prohibiting the grant of such security interest have not been waived or consented to in writing by the secured party or other necessary person or entity under such agreement.

      5.3 The Companies agree to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Inventory and make no disposition thereof except in the regular course of the business of the Companies. Inventory sold to customers may only be sold and shipped by the Companies to its customers in the ordinary course of the Companies' business, for cash, credit card sales or on open account on terms customary in the industry, provided that all proceeds of all sales are deposited in accordance with paragraph 3.4 of Section 3 of this Financing Agreement. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, Agent shall have a security interest in all of the rights of the Companies as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

      5.4 Each Company agrees at its own cost and expense to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Equipment and to make no dispositions thereof except in the ordinary course of business, provided that all proceeds of all dispositions of Equipment in the form of cash, checks, notes, instruments for the payment of money and similar proceeds shall be deposited in the Depository Accounts or otherwise paid over or delivered to Agent; provided, that in no event shall the aggregate amount of all such dispositions exceed $500,000 per year, Agent shall be provided prior written notice of each sale in excess of $25,000, and the proceeds of any such sale must equal or exceed the appraised orderly liquidation value of the items sold. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, Agent shall have a security interest in all of the rights of the Companies as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

      5.5 The rights and security interests granted to Agent hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Companies' name on the books of Agent may from time to time be temporarily in a credit position, until the satisfaction in full of all Obligations and the termination of this Financing Agreement. Any delay, or omission by Agent to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Upon the final satisfaction in full of all Obligations and the termination of this Financing Agreement, Agent will take, at the Companies' request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral. Upon a disposition of Collateral permitted hereunder, Agent will take, at the Companies' request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral that is the subject of such partial release.

      5.6 Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

      5.7 Any balances to the credit of the Companies, or any one of them, and any other property or assets of the Companies, or any one of them, in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest the Agent and/or the Lenders may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Accounts of the Companies when due.

      5.8 With such exceptions as are not material in the aggregate, each of the Companies possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and, with such exceptions as are not material in the aggregate, the Companies shall maintain their rights in, and the value of, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Companies shall deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies and their subsidiaries as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Companies shall provide timely notice to the Agent of any additional United States registered Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. The Companies hereby confirm that they shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to the Agent in accordance with the applicable terms of the Pledge Agreement referenced in Section 2.1(m) hereof and prior to such delivery, shall hold any such stock in trust for the Agent. Each of the Companies hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders or cured to the Agent's and/or the Required Lenders' satisfaction), of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles.

       5.9 This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by mortgage(s) or deed(s) of trust on the fee owned Real Estate in Arizona, New York and Utah.

       5.10 The Companies shall give to the Agent from time to time such mortgage(s) and deed(s) of trust on the Real Estate or real estate acquired after the date hereof as the Agent shall require to obtain a valid first lien thereon subject only to Permitted Encumbrances and those exceptions of title as set forth in future title insurance policies that are reasonably satisfactory to the Agent.

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS

      6.1 The Companies hereby warrant and represent and/or covenant that: i) the fair value of the Companies' assets exceeds the book value of the Companies' liabilities; ii) the Companies are generally able to pay their debts as they become due and payable; and iii) the Companies do not have unreasonably small capital to carry on their business as currently conducted absent extraordinary and unforeseen circumstances. The Companies further warrant and represent that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Companies are or will be at the time additional Collateral is acquired by them, the owners of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Companies will at their expense warrant and, at Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Companies will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Companies and that the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed, except in the ordinary course of business, from their premises, or otherwise disposed of by the Companies without the prior written approval of Agent except as otherwise permitted in paragraph 5.4 of Section 5 of this Financing Agreement. Companies further warrant and represent that Schedule 1 hereto correctly and completely sets forth their chief executive office, jurisdiction of organization, trade names, and all of their Collateral locations.

      6.2 The Companies are also to advise Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to Agent therein. The Companies agree to maintain accurate books and records pertaining to the Collateral consistent with past practices. If an Event of Default does not exist, Agent or its agents may, from time to time upon reasonable notice, enter upon the Companies' premises at any time during normal business hours, or at such other times as Agent and the Companies may agree upon, for the purpose of inspecting the Collateral and any and all records pertaining thereto, all at Agent's expense. During the continuance of an Event of Default, Agent or its agents may, at the Companies' expense, enter the Companies' premises, upon reasonable notice and during normal business hours, and as often as it deems reasonably necessary, to inspect the Collateral and the books and records of the Companies. The Companies agree to afford Agent prior written notice of any change in the location of any Collateral (other than motor vehicles and other than Collateral that is in transit), other than to locations that are known to Agent and at which Agent has filed financing statements and otherwise fully perfected its liens thereon.

      6.3 The Companies agree to: (a) execute and deliver to Agent no less than on a weekly basis certificates respecting the Borrowing Base, which shall include a breakdown of Inventory classified by raw materials, bulk finished goods and packaged finished goods, (b) execute and deliver to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as Agent may reasonably require, designating, identifying or describing the Collateral pledged to Agent hereunder, including monthly short-dated and slow-moving Inventory reports tracking on a monthly basis the short-dated and slow-moving Inventory; (c) provide Agent weekly Inventory reports with respect to the mix and type of each Company's Inventory; (d) provide Agent monthly reports consisting of a standard to actual inventory costing analysis; (e) provide Agent, on request (but not more often than twice per calendar year so long as no Default or Event of Default has occurred and is continuing), with an appraisal of the Inventory which appraisal shall be at the Company's expense and otherwise acceptable to Agent; (f) permit Agent to perform field examinations no less than quarterly;
(g) provide Agent with an Inventory cycle count four times per year during the first year of the term hereof, prepared by Deloitte & Touche (or any other "big 5" accounting firm as is satisfactory to Agent) at the Company's expense and otherwise acceptable to Agent; and (h) provide Agent with a copy, as and when available, of the comprehensive internal audit report being prepared for the Companies by Ernst & Young, LLP. The Companies' failure, however, to promptly give Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit Agent's security interests in the Collateral.

      6.4 The Companies agree, to the extent reasonably requested by Agent, to comply with the requirements of all state and federal laws in order to grant to Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances, provided, however, that perfection as to leasehold interests in Real Estate shall not be required, and further provided that (except in the case of distribution centers) fixture filings shall not be required. Agent is hereby authorized, to the extent permitted by applicable law, by the Companies to file any financing statements covering the Collateral whether or not the Companies' signatures appear thereon. The Companies agree to do whatever Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with Agent's agents and employees; keeping Collateral records; transferring proceeds of Collateral to Agent's possession in accordance with the terms of this Financing Agreement; and performing such further acts as Agent may reasonably require in order to effect the purposes of this Financing Agreement.

      6.5 The Companies agree to maintain insurance on the Real Estate owned in fee, Equipment and Inventory in amounts and on terms no less favorable than the insurance coverage on Real Estate owned in fee, Equipment and Inventory in place as of the date hereof. All policies covering the Real Estate owned in fee, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Agent, to be made payable to Agent, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as Agent may reasonably require to fully protect Agent's interest in the Real Estate owned in fee, Inventory and Equipment and to any payments to be made under such policies with respect to the Real Estate owned in fee, Inventory and the Equipment. All original policies or true copies thereof or certificates thereof are to be delivered to Agent, with all premiums current, with the loss payable endorsement (as to casualty coverage) in Agent's favor, and shall provide for not less than thirty (30) days (ten (10) days in the case of nonpayment of premium) prior written notice to Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. During the continuance of an Event of Default which is not waived or cured, Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Agent, have the sole right, in the name of Agent or the Companies, to file claims under any insurance policies with respect to the Real Estate owned in fee, Inventory and the Equipment, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the Real Estate owned in fee, Inventory and the Equipment, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. In the event of any loss or damage by fire or other casualty, Insurance Proceeds relating to Collateral shall be deposited in the Depository Accounts in accordance with paragraph 3.4 of Section 3 of this Financing Agreement.

      6.6(a) In the event any part of the Companies' or a Company's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, the Agent shall promptly apply such proceeds to reduce such Companies' outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default (which is not waived in writing by the Required Lenders or cured to the Agent's and/or the Required Lenders' satisfaction), such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect.

      (b) Absent the occurrence of an Event of Default (which has not been waived in writing by the Required Lenders or cured to the Agent's and/or the Required Lenders' satisfaction), and provided that (x) the Companies have sufficient business interruption insurance to replace the lost profits of any of the Companies' facilities, and (y) the Insurance Proceeds are in excess of $100,000.00, the Companies may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Insurance Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted

Encumbrances holding claims senior to the Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect.

      (c) If the Companies elect to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, (x) Insurance Proceeds for any such loss in excess of $100,000.00 on Equipment and/or Real Estate owned in fee will be applied to the reduction of the Revolving Loans, and (y) the Agent may set up an Availability Reserve for an amount equal to said insurance proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate owned in fee and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate owned in fee, the Companies shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

      6.7 The Companies agree to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Companies or the Collateral; provided, however, that such taxes need not be paid on or before the due date thereof if: (i) such taxes are being diligently contested by the Companies in good faith and by appropriate proceedings; (ii) the Companies establish such reserves as may be required by GAAP; (iii) such taxes (if in excess of $100,000) are not secured by a filed lien which Agent reasonably determines could be or become senior to the liens of Agent on the Collateral, and (iv) such taxes secured by a filed lien are not due to the United States of America. To prevent the imminent foreclosure of any tax liens (whether such liens are senior or junior to the liens of Agent) or in the event Agent is exercising its remedies as a secured creditor on Collateral, then Agent may, on the Companies' behalf, pay any taxes then due and secured by a lien on the Collateral and the amount thereof shall be an Obligation secured hereby.

      6.8 Subject to the provisions of the preceding paragraph, the Companies:
(a) agree to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Companies' business, taken as a whole, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not materially and adversely effect Agent's rights or priority in the Collateral; (b) agree to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies, taken as a whole. Other than as resulting from Agent's gross negligence or willful misconduct, the Companies hereby indemnify Agent and agree to defend and hold Agent harmless from and against any and all loss, damage, claim, liability, injury or expense which Agent may sustain or incur in connection with: any claim or expense asserted against Agent as a result of any environmental pollution, hazardous material or environmental clean-up of the Companies' real property; or any claim or expense which results from the Companies' operations (including, but not limited to, the Companies' off-site disposal practices) and the Companies further agree that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 6 if (i) the failure to comply with the requirements of this paragraph 6 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach and such cure is eventually, within a reasonably time frame, but not to exceed 45 days, based upon the circumstances and the amount work required, completed and (iii) such failure has not resulted in a materially adverse effect on any material portion of the Collateral or the business, financial condition or operations of the Companies.

      6.9 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless Agent shall have otherwise consented in writing, the Companies will furnish to Agent, within ninety (90) days after the end of each fiscal year of the Companies, a Consolidated Financial Statement and a Consolidating Financial Statement as at the close of and for such year, audited by independent public accountants selected by the Companies and satisfactory to Agent (Agent hereby agrees that Deloitte & Touche or any other "big 5" accounting firm as is satisfactory to Agent); within forty-five (45) days after the end of each fiscal quarter a Consolidated Financial Statement and Consolidating Financial Statement as at the end of such period, certified by an authorized financial or accounting officer of the Companies; and within thirty (30) days after the end of each month a Consolidated Financial Statement as at the end of and for such period, certified by an authorized financial or accounting officer of the Companies; and from time to time, such further information regarding the business affairs and financial condition of the Companies as Agent may reasonably request, including without limitation annual cash flow projections in form reasonably satisfactory to Agent. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) in all material respects fairly and accurately represent(s) the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments and, in the case of monthly and quarterly financial statements, the absence of footnotes; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Companies have not received any notice of cancellation with respect to their property insurance policies or certifying as to replacement policies therefor; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

      6.10 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Companies or any one of them will not:

      (a) Mortgage, pledge, or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Companies' Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

      (b)     Incur or create any Indebtedness other than the Permitted
              Indebtedness;

      (c) Except for Permitted Indebtedness secured by Permitted Encumbrances, borrow any money on the security of the Companies' Collateral from sources other than Agent;

      (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral consisting of cash, Trade Accounts Receivable, Inventory, Equipment or Permitted Investments, except as otherwise permitted by this Financing Agreement, (ii) any other Collateral having a value in excess of $250,000 per year, or (iii) all or substantially all of any of the Companies' assets, which do not constitute Collateral;

      (e) Merge, consolidate, reincorporate or otherwise alter or modify their respective corporate names, principal places of business, jurisdictions of incorporation and organization, their structure, corporate good standing, status or existence, or enter into or engage in any business other than businesses engaged in by the Companies on the date hereof and similar or related businesses or businesses incidental thereto, except that (A) the Companies may change their corporate name or address, or (B) a Company may merge with and into any other Company (with a Company being the survivor of such merger), provided that: (i) in any such instance under (A) or (B) above the Companies shall give the Agent thirty (30) days prior written notice thereof; and (ii) the Companies shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder;

      (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) subleases or assignment of leases as to which such Company retains liability or as to which a Company is a sublessee or assignee, (iii) in the ordinary course of business (but not in excess of $500,000 at any time outstanding), or (iv) assumptions and guarantees of obligations of another Company;

      (g) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of its capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, other than dividends payable solely in shares of capital stock of the Companies. Notwithstanding the foregoing, (i) any subsidiary of a Company may pay dividends or distributions to the holders of its equity securities, and (ii) TLI may pay dividends and distributions to Parent in an amount not to exceed $350,000 in any calendar year;

      (h) Except for Permitted Investments, make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation;

      (i) Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Companies; or

      (j)     Make any prepayment on any Subordinated Debt.

      6.11 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall:

      (a) maintain at the end of each month, on a cumulative basis for each month during Fiscal Year 2001 and on a rolling, trailing 12-month basis thereafter, EBITDA of not less than the amounts set forth below for the applicable period:

            PERIOD                                             AMOUNT
            ------                                             ------
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            <$6,500,000>
calculated as of month-end, April, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            <$5,000,000>
calculated as of month-end, May, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            <$1,200,000>
calculated as of month-end, June, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                              <$300,000>
calculated as of month-end, July, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            $ 2,000,000
calculated as of month-end, August, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            $ 7,000,000
calculated as of month-end, September, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            $ 8,300,000
calculated as of month-end, October, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            $10,500,000
calculated as of month-end, November, 2001
------------------------------------------------------------------------
Cumulative for Fiscal Year 2001,                            $15,000,000
calculated as of month-end, December, 2001
------------------------------------------------------------------------
Cumulative trailing 12 months                               $15,000,000
thereafter, calculated as of each month end
------------------------------------------------------------------------

      (b) without the prior written consent of the Agent, the Companies will not:

            (i) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $2,000,000, excluding obligations for maintenance, repairs, insurance, taxes, assessments and similar charges;

            (ii) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in an aggregate amount payable during such period in excess of the amount set forth for such period, provided than any unused permitted amount may be carried forward to one or more future periods:

            (A)   $6,000,000 for the Fiscal Year ending December 31, 2001;

            (B)   $8,000,000 for the Fiscal Year ending December 31, 2002;

            (C)   $8,000,000 for the Fiscal Year ending December 31, 2003.

      6.12 Each of the Companies agrees to advise the Agent in writing of: a) all expenditures (actual or reasonably anticipated) in excess of $50,000 from the budgeted amount therefor in any Fiscal Year for x) environmental clean-up,
y) environmental compliance or z) environmental testing and the impact of said expenses on each of the Companies' Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from any of the Companies' operations, their premises, their waste disposal practices, or waste disposal sites used by any of the Companies and to provide the Agent with copies of all such notices if so required.

      6.13 Each of the Companies hereby agrees to indemnify and hold harmless the Agent and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against the Agent as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Companies' operations (including, but not limited to, any of the Companies' off-site disposal practices) and use of the Real Estate, which the Agent may sustain or incur (other than solely as a result of the physical actions of the Agent or any Lender on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of any Indemnified Party as finally determined by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

      6.14 Except for Permitted Affiliate Transactions, without the prior written consent of the Agent, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of the Companies or Parent, provided that, except as otherwise set forth in this Financing Agreement, the Companies or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

      6.15 The Companies acknowledge that Agent intends to syndicate the Line of Credit to other financial institutions identified by Agent in consultation with the Companies. To actively assist Agent in its syndication efforts, the Companies agree (i) to provide and cause Agent's advisors to provide Agent and other proposed syndicate members upon request with all information with respect to the business of the Companies and their respective affiliates and that is deemed necessary by Agent to complete the syndication including, without limitation, all financial information, evaluations and projections as may reasonably be requested by Agent, subject to standard confidentiality limitations to be agreed upon, (ii) to assist Agent upon its request in the preparation of an information memorandum to be used in connection with the syndication of the Line of Credit, and (iii) to otherwise assist Agent in its syndication efforts, including making available from time to time officers of the Companies and Parent to attend, and make presentations regarding the business and prospects of the Companies at, one or more meetings or conference calls with potential lenders.

      6.16 The Companies covenant that the Blechmans Letter of Credit will be delivered to the Agent on or before April 16, 2001.

SECTION 7. INTEREST, FEES AND EXPENSES

      7.1 Interest on the Revolving Loans and the Term Loan shall be payable monthly as of the end of each month and shall be an amount equal to the Chase Bank Rate Margin plus the Chase Bank Rate, per annum, on the average of the net balances owing by the Companies to Agent in the Companies' account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate above shall change, as of the first of the month following any change, so as to remain equal to the new Chase Bank Rate plus the Chase Bank Rate Margin. The rate hereunder shall be calculated based on a 360-day year. Agent shall be entitled to charge the Companies' account at the rate provided for herein when due until all Obligations then due have been paid in full.

      7.2 During the continuance of an Event of Default, after the giving of any required notice by Agent, and the satisfaction of any other applicable conditions, in accordance with the provisions of Section 9, Paragraph 9.2, clause (b) hereof, all Obligations shall bear interest at the Default Rate of Interest.

      7.3 In the event that the sum of (i) the outstanding Revolving Loans and
(ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Section 3 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by the Agent at the request of the Companies or any one of them (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

      7.4 Each of the Companies shall reimburse or pay the Agent, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

      7.5 Upon the last Business Day of each month commencing with the month during which the Closing Date occurs, the Companies shall pay to the Agent, for the benefit of the Lenders, the Line of Credit Fee.

      7.6 In consideration of the Letter of Credit Guaranty of the Agent, the Companies shall pay the Agent the Letter of Credit Guaranty Fee which shall be an amount equal to (a) 2.0% of the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) 2.0% per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

      7.7 Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Companies' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

      7.8 The Companies shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the fees provided for in the Fee Letter and any Out-of-Pocket Expenses).

      7.9 Each of the Companies hereby authorizes the Agent to charge their respective Revolving Loan Account(s) with the amount of all their Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay any Obligations then due to the Agent upon its request therefor. Each of the Companies confirms that (i) its liability for any and all of the fee obligations and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several,
(ii) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (iii) for ease of administration, the Agent may charge any of their Revolving Loan Accounts with the amount of any such fee payments and any such charges which the Agent may so make to any of the Companies' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion. In the event Agent is unable or unwilling to charge any such payment to the Companies' account, then Agent shall so notify the Companies in writing and the amount of such payment shall be immediately due and payable.

      7.10 In the event that the Agent or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Agent or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent or such participant to be material, then, from time to time, the Companies shall pay no later than ten (10) days following receipt of written demand (accompanied by reasonable detail as to the basis and calculation thereof) to the Agent or such participant such additional amount or amounts as will compensate the Agent or such participant for such reduction. In determining such amount or amounts, the Agent or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 7.10 shall be available to the Agent or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent or such participant setting forth such amount or amounts as shall be necessary to compensate the Agent or such participant with respect to this Section 7.10 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by the Agent or such participant, as applicable.

      7.11. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, in each case made or effective subsequent to the Closing Date, shall:

      (a) subject the Agent or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent or such participant by the federal government or the jurisdiction in which it maintains its principal office);

      (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Agent or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

      (c) impose on the Agent or such participant any other condition with respect to this Financing Agreement or any other Loan Document,

and the result of any of the foregoing is to increase the cost to the Agent or such participant of making, renewing or maintaining its loans hereunder by an amount that the Agent or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Agent or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Companies shall pay the Agent or such participant, within five (5) days following its demand (accompanied by a reasonable explanation and calculation thereof), such additional cost or such reduction, as the case may be. The Agent or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which the Agent or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by the Agent or such participant.

SECTION 8. POWERS

      Each Company hereby constitutes the Agent, or any person or agent the Agent may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent have been paid in full:

      (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral for (i) deposit to a Blocked Account (consistent with the terms of paragraph 4 of Section 3 of this Financing Agreement) or (ii) after the acceleration by Agent of Obligations, for application to satisfaction of the Obligations consistent with the terms of paragraph 3 of Section 9 hereof;

      (b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

      (c) To request from customers indebted on Trade Accounts Receivable at any time, in the name of the Agent or the Companies, in the name of a certified public accountant designated by the Agent, or in the name of the Agent's designee, information concerning the amounts owing on the Trade Accounts Receivable;

      (d) To transmit to customers indebted on Trade Accounts Receivable notice of the Agent's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to the Agent for the Companies' account; and

      (e) To take or bring, in the name of the Agent or the Companies or any one of them, all steps, actions, suits or proceedings reasonably deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

      Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (a),(b), (d) and (e) and above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent.

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES

      9.1 Notwithstanding anything hereinabove to the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

      (a) cessation of the business of any Company or the calling of a general meeting of the creditors of any Company for purposes of compromising the debts and obligations of such Company;

      (b) any Company admits in writing its inability to generally meet its debts as they mature;

      (c) (i) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Company, which proceeding shall not have been dismissed and vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by Parent or any Company's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against Parent or any Company's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been dismissed or vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any Company's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding; provided, further, that such Default shall not be deemed an Event of Default if the proceeding, petition, case or arrangement is commenced or supported by creditors holding $1,000,000 or less of indebtedness and is dismissed within 60 days of the filing of, or the commencement of, such petition, case, proceeding or arrangement;

      (d) material breach by any Company or Parent of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between such Company or Parent and the Agent relating to this Financing Agreement (including any Guaranty or the Blechmans Guaranty) , provided that such Default by such Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to the Agent's satisfaction for a period of fifteen
              (15) days from the date of such breach;

      (e) breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 5.3 and
              5.4 (other than the first sentence of Paragraph 5.4) of Section 5 hereof; Paragraphs 6.1, 6.5, 6.6, and 6.9 through 6.11, or the termination, revocation or purported revocation by any Company, Parent or other Guarantor of its Guaranty or by any guarantor under the Blechmans Guaranty;

      (f)     failure of the Companies to pay any of the Obligations within five
              (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

       (g) the Companies or any one of them shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of sixty (60) days from date of occurrence and (y) could reasonably be expected to subject any of the Companies to any tax, penalty or other liability materially adverse to the business, operations or financial condition of the Companies, taken as a whole;

      (h) without the prior written consent of the Agent and, except as permitted in the Subordination Agreement, the Companies or any one of them shall (x) amend or modify the Subordinated Debt, or (y) make any prepayment on account of the Subordinated Debt; or

      (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt, or
              (y) any other Indebtedness of the Companies or any one of them having an aggregate principal amount in excess of $2,000,000 if the effect of such default or event of default is to permit the holder or holders of such Subordinated Debt or other Indebtedness, as the case may be, to cause the same to become or be declared due and payable prior to its stated maturity or charge an increased rate of interest.

      9.2 Upon the occurrence of a Default and/or an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that, all loans, advances and extensions of credit provided for in Sections 3 and 4 of this Financing Agreement shall be thereafter in the Agent's or the Required Lenders' sole discretion, and the obligation of the Agent and/or the Lenders to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties, shall cease unless such Default or Event of Default is waived in writing by the Required Lenders or cured to the Agent's or the Required Lenders' satisfaction in the exercise of the Agent's or the Required Lenders' reasonable judgement. Upon the occurrence of an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that: (a) all Obligations shall upon notice (provided, however, that no such notice is required if the Event of Default is the Event of Default listed in paragraph 9.1(c) of this Section 9) become immediately due and payable; (b) the Agent may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 7 of this Financing Agreement, provided that, with respect to this clause "(b)" the Agent has given notice of the imposition of the Default Rate of Interest, provided further however, that no notice is required if the Event of Default is the Event listed in Paragraph 9.1(c) of this Section 9; and (c) the Agent may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that upon the occurrence of an Event of Default listed in Paragraph 9.1(c) of this Section 9, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by the Agent. Notwithstanding anything herein contained to the contrary, if Agent or the Required Lenders waives all Events of Default, then by written notice to the Companies, the acceleration of the Obligations will be rescinded and all remedies and actions then being exercised by Agent shall cease. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent.

      9.3 Immediately upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and, to the extent permitted by applicable law, the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise, to the extent permitted by applicable law. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Companies agree, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Companies or such other location reasonably designated by Agent and to make available to the Agent the premises and facilities of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and the Companies shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Companies hereby indemnifies the Agent and holds the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Agent on the Real Estate shall govern the rights and remedies of the Agent thereto.

SECTION 10. TERMINATION

      Except as otherwise permitted herein, the Agent may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default upon notice to the Companies, provided, however, that if the Event of Default is an event listed in Paragraph 9.1(c) of Section 9 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 9.2 of Section
9. The Companies or any one of them may terminate this Financing Agreement on the first Anniversary Date or any subsequent Anniversary Date so long as the Companies give sixty (60) days' prior written notice to the Agent. Companies or any one of them may also terminate this Financing Agreement at any other time upon sixty (60) days prior written notice to Agent, provided that the Companies pay to the Agent immediately on demand an Early Termination Fee. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof and, pending final payment in full of all Obligations, the Agent may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 11. MISCELLANEOUS

      11.1 Except as otherwise expressly provided in this Financing Agreement, the Companies hereby waive diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

      11.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement among the Companies, the Lenders and the Agent; supersede any prior agreements; can be changed only by a writing signed by both the Companies and the Agent; and shall bind and benefit the Companies and the Agent and their respective successors and assigns.

      11.3 In no event shall the Companies, upon demand by the Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

      11.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

      11.5 EACH OF THE COMPANIES, THE LENDERS AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

      11.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

      (A) if to the Agent, at:

              The CIT Group/Business Credit, Inc.
              300 South Grand Avenue, Third Floor
              Los Angeles, California 90071
              Attn:  Regional Manager
              Fax No.: (213) 346-3361

      (B) if to the Companies at:

              Twin Laboratories, Inc.
              150 Motor Parkway
              Hauppauge, New York 11788
              Attn:  Chief Financial Officer
              Fax No.: 631.630.3474

With a copy to the Companies' counsel at:

              Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue
              New York, NY  10022
              Attn:  Howard Sobel, Esq.
              Fax No.  212.715.8000

      (C) if to any other Lender hereunder, at the address set forth therefor in the applicable Assignment and Assumption Agreement provided, however, that the failure of the Agent to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of the Agent to provide such additional notice.

      11.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

SECTION 12. AGREEMENT BETWEEN THE LENDERS

      12.1 a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 12 the Agent is using the funds of the Agent.

            b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Companies the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

      12.2 On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds received by 4:00 p.m. New York time, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

      12.3 The Agent shall forward to each Lender, at the end of each month, a statement rendered by the Agent with respect to that Lender's share of the loans and advances.

      12.4 The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: a) their pro rata portion of all fees, provided, however, that the Lenders (other than CIT in its role as the Agent) shall not share in the fees provided for in the Fee Letter;
b) interest computed at the rate and as provided for in Section 7 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Companies' interest; c) its pro rata portion of all principal repaid on the Term Loan; and d) interest on the Term Loan computed at the rate and as provided for in Section 7 of this Financing Agreement.

      12.5 (a) The Companies acknowledge that the Lenders with the prior written consent of the Agent may sell participation in the loans and extensions of credit made and to be made to the Companies hereunder. The Companies further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 13, Paragraph 13.10 hereof.

            (b) The Companies authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 13.14, any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their affiliates prior to entering into this Agreement, provided that such Transferee agrees to hold such information in confidence in the ordinary course of its business and as required pursuant to
Section 13.14.

      12.6 The Companies hereby agree that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then any other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Companies are so obligated to that other Lender.

      12.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Companies or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (x) predate the date of this Financing Agreement or (y) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

      12.8 Each of the Lenders agrees with each other Lender that any money or assets of the Companies held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (x) the occurrence of an Event of Default and (y) the election by the Required Lenders to accelerate the Obligations. In addition, the Companies authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

      12.9 The Agent shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, Term Loan, and the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Agent as the case may be hereunder and
(b) the Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event that the Agent consents to any such assignment by any other Lenders (i) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, (ii) such assignment shall be of a pro-rata portion of all of such assigning Lender's loans and commitments hereunder and (iii) the parties to such assignment shall execute and deliver to the Agent an Assignment and Transfer Agreement, and, at the Agent's election, a processing and recording fee of $3,000 payable by the Companies to the Agent for its own account.

SECTION 13. AGENCY

      13.1 Each Lender hereby irrevocably designates and appoints CIT as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CIT as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

      13.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

      13.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Companies or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Companies to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Companies.

      13.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      13.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Companies describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. In the event the Agent in its sole discretion, or at the request of the Required Lenders, continues to make Revolving Loans and advances under this Financing Agreement upon the occurrence of a Default or Event of Default, any such Revolving Loans and advances may be in such amounts (subject to Paragraph 13.10 hereof) and on such additional terms and conditions as the Agent or the Required Lenders may deem appropriate.

      13.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

      13.7 (a) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or therein or the transactions contemplated or thereby hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

          (b) The Agent will use its reasonable business judgement in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Companies, any account debtor or any guarantor, other than resulting from the Agent's gross negligence or willful misconduct.

      13.8 The Agent may make loans to and generally engage in any kind of business with the Companies as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

      13.9 The Agent may resign as the Agent upon 30 days' notice to the Lenders and the Companies and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Required Lenders shall appoint a successor Agent for the Lenders from among the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this
Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

      13.10 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
Lenders: (a) amend the Financing Agreement to (i) increase the Line of Credit;
(ii) reduce the interest rates; (iii) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations; or (v) alter or amend (x) this Paragraph 13.10 or (y) the definitions of Inventory Loan Cap, Collateral or Required Lenders, or (vi) increase the advance percentages against Eligible Accounts Receivable or Eligible Inventory; (b) except as otherwise required or permitted in this Financing Agreement or any of the Loan Documents, release any guaranty or Collateral in excess of $500,000 during any year, or (c) knowingly make any Revolving Loan hereunder for any Company or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under this Financing Agreement (the portion in excess of 100% of such maximum available amount shall be referred to herein as the "Agent Permitted Overadvances"), provided that the Agent shall not be entitled to continue to knowingly make such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and provided further that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect Collateral. Subject to the provisions of Section 11, Paragraph 11.2 and the provisions of this Paragraph 13.10 of Section 13 of this Financing Agreement, in all other respects the Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Financing Agreement if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 11, Paragraph 11.2 and Section 13, Paragraph 13.10 hereof) the Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of (i) any and all rights and remedies under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 9, Paragraph 9.2 of this Financing Agreement) and (ii) its discretion in (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Agent Permitted Overadvances, and/or (b) the release of Collateral not otherwise required or permitted hereunder or under any other Loan Document not to exceed $500,000 in the aggregate during any Fiscal Year, and/or
(c) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Agent terminates this Financing Agreement pursuant to the written instructions of the Required Lenders, the Agent will cease making any loans or advances upon the effective date of termination except for any loans or advances which the Agent deems, in its sole discretion, to be reasonably required to maintain, protect or realize upon the Collateral.

      13.11 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

      13.12 Each Lender agrees that notwithstanding the provisions of Section 10 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 120 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Company hereunder or (ii) purchase, or arrange for the purchase of, the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date. Termination of this Financing Agreement by any of the Lenders as herein provided shall not affect the Lenders' respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.

      13.13 If the Agent is required at any time to return to the Companies or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Companies to the Agent as result of a bankruptcy or similar proceeding with respect to the Companies, any guarantor or any other person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

      13.14 The Agent and the Lenders agree to maintain the confidentiality of any non-public information provided by or on behalf of the Companies to them, provided that the foregoing confidentiality provision shall terminate three (3) years after the termination date of this Financing Agreement, and provided further that the Agent or any Lender may disclose such information (i) upon the request or demand of any bank regulatory, auditor personnel, or other governmental authority having jurisdiction over such party, (ii) upon the advise of their counsel, to any prospective Transferee which agrees to abide by this
Section 13.14, (iii) to employees, agents and advisors of the Agent or any Lender for purposes related to the transaction contemplated hereby, or (iv) in connection with the exercise of any remedy hereunder or under any Loan Document.

SECTION 14. LETTERS OF CREDIT

      In order to assist the Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such

Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's credit to the Companies and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

      14.1 Within the Revolving Line of Credit and Availability, the Agent on behalf of the Lenders shall assist each of the Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. the Agent's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Companies, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit issued hereunder for any Company shall be reserved dollar for dollar from Company's Availability as an Availability Reserve.

      14.2 The Agent shall have the right, without notice to any of the Companies, to charge a Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and/or the Lenders under the Letters of Credit Guaranty at the earlier of (a) payment by the Agent under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to the Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

      14.3 Each of the Companies jointly and severally unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for any Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by the Agent for any of the Companies' account by the Issuing Bank shall be conclusive on the Agent and may be charged to such Company's Revolving Loan Account.

      14.4 The Agent and/or the Lenders shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Companies.

      14.5 The Companies agree that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guaranties, the drafts or acceptances, or the Collateral, shall, as between the Companies and the Agent and/or the Lenders, be binding on each of the Companies and shall not put the Agent and/or the Lenders in any resulting liability to the Companies. In furtherance thereof, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any of the Company's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgement. In addition, without the Agent's express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, if so directed by the Agent, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

      14.6 In connection with any Letter of Credit, the Companies agree that:
(a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral which is the subject of such Letter of Credit will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral which is the subject of such Letter of Credit, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, the Companies warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each of the Companies assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies in connection with any goods purchased, imported or acquired under a Letter of Credit. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

      14.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

      14.8 Nothing herein is intended to relieve any Issuing Bank from any Liability to any person or entity.



[REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed (and effective, accepted and delivered at Los Angeles, California) by their proper and duly authorized officers as of the date set forth above.


                                          THE CIT GROUP/

                                          BUSINESS CREDIT, INC.
                                          (as Agent and Lender)


                                          By___________________________________
                                          Title:



TWIN LABORATORIES INC.,
a Utah corporation



By: __________________________
Title:



ADVANCED RESEARCH PRESS, INC.,
a New York corporation



By: __________________________
Title:




CHANGES INTERNATIONAL, INC.,
a Florida corporation



By:_________________________
Title:

PR NUTRITION, INC.,
a  California corporation



By:_________________________
Title:



HEALTH FACTORS INTERNATIONAL, INC.,
a Delaware corporation



By:_________________________
Title:



BRONSON LABORATORIES, INC.,
a Delaware corporation



By:_________________________
Title:

                                    EXHIBIT B



                      TERM LOAN PROMISSORY NOTE (NEW YORK)



                                                                  March 29, 2001

$4,200,000



FOR VALUE RECEIVED, the undersigned (the "Companies"), each jointly and severally promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") as Agent for the Lenders (the "Agent") at its office located at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of Four Million Two Hundred Thousand Dollars ($4,200,000) as follows: 1) one (1) principal installment of the outstanding principal balance on the date of termination of the Financing Agreement or as otherwise provided therein.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 7 of the Financing Agreement, of even date herewith between the Company, the other Companies party thereto, the Lenders and the Agent (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Term Loan Promissory Note (New York) referred to in the Financing Agreement, evidences the Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, immediately due and payable as provided in the Financing Agreement.



TWIN LABORATORIES INC.,
a Utah corporation



By: __________________________
Title:





ADVANCED RESEARCH PRESS, INC.,
a New York corporation



By: __________________________
Title:





CHANGES INTERNATIONAL, INC.,
a Florida corporation



By:_________________________
Title:

PR NUTRITION, INC.,
a  California corporation



By:_________________________
Title:





HEALTH FACTORS INTERNATIONAL, INC.,
a Delaware corporation



By:_________________________
Title:





BRONSON LABORATORIES, INC.,
a Delaware corporation



By:_________________________
Title:

                       SCHEDULE 1 - COLLATERAL INFORMATION



            [TO BE PROVIDED BY THE COMPANIES AND COMPANIES' COUNSEL]



EXACT NAME OF EACH OF THE COMPANIES IN THEIR STATE OF ORGANIZATION:

STATE(S) OF INCORPORATION OR FORMATION:

FEDERAL TAX I.D. NOS. [AND STATE ORGANIZATION NOS.]

CHIEF EXECUTIVE OFFICE(S):

COLLATERAL LOCATIONS: